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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the SeaMED Corporation 1998 Stock Option Plan, the 1995 SeaMED Corporation Employee Stock Option and Incentive Plan and the 1997 SeaMED Corporation Employee Nonqualified Stock Option Plan, of Plexus Corp. of our report dated August 14, 1998 with respect to the financial statements of SeaMED Corporation included in the Registration Statement on Form S-4 and incorporated by reference in the Current Report (Form 8-K) of Plexus Corp., dated July 23, 1999.



                                          ERNST & YOUNG LLP
                                          /s/


Seattle, Washington
August 2, 1999